UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 15, 2021

Williams Industrial Services Group Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-16501	73-1541378
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

100 Crescent Centre Parkway, Suite 1240

Tucker, Georgia 30084

(Address of Principal Executive Offices, Zip Code)

Registrant’s telephone number, including area code: 770-879-4400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.01 per share	WLMS	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company                    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

Williams Industrial Services Group Inc. (the “Company”) held its 2021 Annual Meeting of Stockholders (the “Annual Meeting”) on June 15, 2021, at 9:00 a.m. Eastern Time at 100 Crescent Centre Parkway, Suite 104, Tucker, Georgia 30084. As described in the 2021 Proxy Statement, the following occurred:

•	The six nominees for director were elected;

•	The appointment of Moss Adams LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2021 was ratified; and

•	A resolution to approve, on an advisory, non-binding basis, the compensation of the Company’s named executive officers, as disclosed in the 2021 Proxy Statement, was adopted.

The voting results for each proposal were as follows:

Proposal 1 — Election of Directors:

	For	Withhold	Broker Non-Votes
Robert B. Mills	17,412,622	243,883	4,746,449
David A. B. Brown	17,195,187	461,318	4,746,449
Steven D. Davis	17,384,661	271,844	4,746,449
Nelson Obus	17,227,153	429,352	4,746,449
Tracy D. Pagliara	17,414,535	241,970	4,746,449
Mitchell I. Quain	17,397,775	258,730	4,746,449

Proposal 2 — Ratification of Moss Adams LLP as the Independent Registered Public Accounting Firm:

For	Against	Abstain	Broker Non-Votes
22,373,372	5,559	24,023	—

Proposal 3 — Advisory, Non-Binding Vote on Executive Compensation:

For	Against	Abstain	Broker Non-Votes
15,262,507	292,368	2,101,630	4,746,449

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 16, 2021

Williams Industrial Services Group Inc.

By:	/s/ Charles E. Wheelock
Charles E. Wheelock
Senior Vice President, Chief Administrative Officer, General Counsel & Secretary